UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2005

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa Johns Boulevard

Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Amendments to Executive Incentive Compensation Program

On May 16, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Papa John’s International, Inc. (the “Company”), approved certain amendments to the Company’s executive incentive compensation program.  Under the program, executives are eligible to receive cash awards and stock-based incentives, depending upon the achievement of certain financial and other strategic goals established by the Company.  Under the short-term cash incentive component of the program (the “Short-Term Plan”), executive officers are eligible to receive a bonus targeted at between 50% and 100% of annual base salary, depending upon position, currently based upon the Company’s achievement of certain target levels of operating income, comparable store sales growth and restaurant-level transactions and, for certain officers, achievement of individual goals related to their positions.  With respect to Short-Term Plan payouts based upon levels of the Company’s operating income and comparable store sales growth, in order to encourage superior performance while maintaining appropriate controls, the Committee has removed the maximum limitations on payouts as a percentage of base salary.  The Committee made no changes to the payout targets, the method of calculating payouts or the threshold and target performance levels resulting in payouts under the Short-Term Plan.  The Committee will continue to monitor regularly the levels of bonuses paid under the Short-Term Plan, to ensure that the payouts represent appropriate rewards consistent with the purposes of the executive incentive compensation program.

The Committee also revised the Short-Term Plan’s payout schedule, which previously provided for quarterly payouts for all participants.  Effective in 2005, any bonuses earned under the Short-Term Plan by John H. Schnatter, Founder and Executive Chairman of the Company, and Nigel Travis, President and Chief Executive Officer, both of whom are participants in the Short-Term Plan, will be calculated and paid on an annual basis, following the end of the Company’s fiscal year.  Effective in 2006, bonuses earned under the Short-Term Plan by all executive officers of the Company will be calculated and paid on an annual basis.

The Company’s employment agreement with Mr. Travis, previously filed with a Current Report on Form 8-K, was amended to reflect the Committee’s amendments to the Short-Term Plan described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: May 20, 2005	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer